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                                                                     Exhibit 3.5

                             OPERATING AGREEMENT OF
                           FRESH BRAND PROPERTIES, LLC

                  (A North Carolina Limited Liability Company)

     THIS OPERATING AGREEMENT, dated as of December 11, 1997 (hereinafter, the "Operating Agreement"), adopted by the Member-Managers of Fresh Brand Properties, LLC (referred to herein as the "Members"), governs the operations and management of the North Carolina limited liability company named above (the "Company").

     NOW, THEREFORE, intending to be legally bound hereby, the Members hereby agree to operate a limited liability company under the laws of the State of North Carolina, pursuant to the following terms and conditions:

                                    ARTICLE I

                               GENERAL PROVISIONS

     Section 1.1 PURPOSE. The purpose of the Company shall be to engage in any lawful business.

     Section 1.2. MEMBERS AS MANAGERS. The Company shall be managed by the Members, which shall have the express authority, in addition, to any and all other authority appertaining thereto under applicable law, the Articles of Organization or this Operating Agreement, to appoint officers to manage the day to day business affairs of the Company and to take any and all such further action as may be delegated to such officers by the Members, as hereinafter more fully set forth.

     Section 1.3 PRINCIPAL OFFICE. The principal office and place of business of the Company shall be maintained at or at such other place as the Members may designate from time to time.

     Section 1.4. REGISTERED AGENT AND OFFICE. The registered agent and office of the Company in North Carolina shall be as provided in the Articles of Organization or as the Members may designate from time to time.

     Section 1.5. TERM. The existence of the Company shall terminate upon the earlier of the completion of liquidation and distribution of the assets of the Company after the occurrence of an Event of Dissolution (as hereinafter defined) or December 31, 2095.

     Section 1.6. INDEPENDENT ACTIVITIES. Except as expressly provided otherwise herein and subject to applicable law, unless the Members agree otherwise with the Company, any Member may engage in any activity in addition to the business of the Company, whether or not competitive with or in conflict with the business of the

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Company, and shall not be required to disclose such activity to or offer any interest in any such activity to the Company or to any Member.

                                   ARTICLE II

                                   ACCOUNTING

     Section 2.1. BOOKS AND RECORDS. At all times during the continuation of the Company, the Members shall keep or cause to be kept true and full books of account and all other records necessary for recording the Company's business and affairs and in compliance with applicable laws.

     Section 2.2. FISCAL YEAR. The fiscal year of the Company shall be the calendar year or such other period designated by the directors.

     Section 2.3. BANK ACCOUNTS. All funds of the Company shall be deposited in its name in such checking or savings accounts as shall be designated from time to time by the Members. Withdrawals therefrom shall be made upon such signature or signatures as the Members.

     Section 2.4. INCOME TAX RETURNS AND ELECTIONS. The Company shall provide the Members information on the Company's taxable income or loss that is relevant to reporting the Company's income as well as all other filings, forms, or other information required by federal or state taxing and regulatory authorities. This information shall also show each Member's distributive share of each class of income, gain, loss or deduction. This information shall be furnished to the Members as soon as possible after the close of the Company's taxable year. All elections require or permitted to be made by the Company under the Internal Revenue Code of 1986, as amended (the "Code") shall be made by the Members.

     Section 2.5. LOANS TO THE COMPANY. The amount of a loan, if any, made to the Company by a Member shall not be considered a contribution to capital of the Company. All such loans shall be documented by a promissory note of the Company and shall bar interest at the rate, and be subject to the other terms, agreed to by the Members.

                                   ARTICLE III

                       DELEGATION OF AUTHORITY TO OFFICERS

     Section 3.1.   DELEGATION OF AUTHORITY; OFFICERS.

     (a) Subject to their duties hereunder and under applicable law, the Members may from time to time delegate to one or more persons such authority, powers and duties as the directors shall deem appropriate.

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     (b)  The Members may from time to time designate one or more individuals as officers of the Company. An officer so designated shall have such authority, powers and duties as the Members shall delegate to him or her. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is specifically required by law or by the directors to be taken by two different individuals. The officers shall serve without compensation in such capacity unless otherwise determined by the directors. The designation of an officer does not itself create contract rights.

     (c) Each officer shall hold office until such officer's death, mental incapacity, resignation or removal or until the appointment of a successor. Any officer may be removed as an officer by the Members at any time with or without cause. An officer may resign as an officer at any time by communicating a resignation to the Company, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date, the Members may fill the pending vacancy before the effective date provided that the successor does not take office until the effective date.

     Section 3.2. MAJOR DECISIONS. No officer may take any of the following actions without the consent of all of the Members:

     (a) Take any action which would, make impossible the ordinary conduct of Company business, including selling, transferring or otherwise disposing of all or substantially all of the Company's assets;

     (b)  Take any action in contravention of this Operating Agreement;

     (c)  Confess a judgment against the Company;

     (d) File or consent to the filing of a petition for or against the Company under any federal or state bankruptcy, insolvency or reorganization act;

     (e)  Amend this Operating Agreement;

     (f)  Change or reorganize the Company into any other legal form; or

     (g)  Merge the Company into or with another limited liability Company.

     Section 3.3. EXPENSES. The Company shall reimburse the Members and officers for all reasonable expenses, if any, incurred in connection with the organization of this Company and in connection with the ownership, operation, and management of the property owned by the Company. In addition, the Company shall reimburse the Members and officers for all reasonable expenses incurred in connection with the performance of duties and responsibilities hereunder, including such expenses as shall be incurred by the Members and officers in connection with the keeping of books and records and other administrative expenses.

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                                   ARTICLE IV

                                 INDEMNIFICATION

     The Company shall indemnify each Member and officer to the extent permitted or required by law.

                                    ARTICLE V

                   DISSOLUTION AND TERMINATION OF THE COMPANY

     Section 5.1. EVENTS OF DISSOLUTION. The Company shall be dissolved (a) upon the election of the Members; (b) upon the sale by the Company of all or substantially all its right, title, and interest in and to the Company property and the receipt by the Company of the purchase price in full; or (c) upon the entry of a decree of judicial dissolution, or the filing of a certificate of administrative dissolution, pursuant to the North Carolina Limited Liability Company Act (the "Act"), in either case that is not reversed, revoked or rescinded within sixty (60) days thereafter; or (d) in any event at midnight on the 31st day of December, 2095.

     Section 5.2. WINDING-UP THE COMPANY. In the event of a dissolution of the Company, a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Member and the directors to minimize the normal losses attendant upon a liquidation. The proceeds from liquidation of Company assets shall be applied as follows: (a) payment to creditors of the Company in the order of priority provided by law, and the establishment of a reserve for any unforeseen liabilities or obligations; and (b) then to the Member.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1. AMENDMENTS. This Operating Agreement may not be modified or amended except in writing by consent of the Members.

     Section 6.2. CAPTIONS. The captions and headings as used in this Operating Agreement are used for convenience and reference only, and do not constitute substantive matter to be considered in construing the terms of this Operating Agreement.

     Section 6.3. APPLICABLE LAW. This Operating Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     Section 6.4. SEVERABILITY. Every provision of this Operating Agreement is intended to be severable, and if any term or provision thereof shall be declared illegal, invalid, or in conflict with the Act, or the purposes of this Operating Agreement for any

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reason whatsoever, such term or provision shall be ineffectual and void, and the validity of the remainder of this Operating Agreement shall not be affected thereby, unless the invalidity of any such provision substantially deprives either party of the practical benefits intended to be conferred by this Operating Agreement.

     Section 6.5. ACTION BY MEMBERS. Unless otherwise required by applicable law, the Articles of Organization or this Operating Agreement, the Members shall act only by unanimous vote or written consent of all of the Members.


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                        ASSIGNMENT OF MEMBERSHIP INTEREST

     FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, David R. Clark and James C. Richardson, Jr. ("Assignor") hereby transfers, assigns and conveys to PF Management, Inc. (collectively "Assignee"), all of their right, title and interest to their 100% membership interest held by Assignor in PF Distribution, LLC, a North Carolina limited liability company ("Company").

     By this instrument, the Assignee hereby accepts assignment of the aforesaid membership interest and agrees to be bound as the sole member under the terms and conditions of the Operating Agreement of Company effective as of the date hereof.

     IN WITNESS WHEREOF, Assignor has executed this instrument as of this 13th day of August, 2003.

                                        /s/ David R. Clark             (SEAL)
                                        -------------------------------
                                        David R. Clark


                                        /s/ James C. Richardson, Jr.   (SEAL)
                                        -------------------------------
                                        James C. Richardson, Jr.


                                        The undersigned Assignee hereby
                                        acknowledges and agrees the day and
                                        year first above written.

                                        PF Management, Inc.

                                        By: /s/ David R. Clark
                                            -----------------------------
                                            David R. Clark, President


Consent and acknowledgment of Manager, the day and year first above written.

                                        /s/ Brian D. Daivs
                                        -------------------------------
                                        Brian D. Daivs